November 2025 NLOP Investor Presentation Exhibit 99.2

2 NLOP Overview • Net Lease Office Properties (NYSE: NLOP) is a publicly-traded real estate investment trust (REIT) focused on realizing value through the strategic asset management and disposition of its portfolio over time • NLOP is externally managed by W. P. Carey, an advisor with significant expertise and a proven track record of repositioning, leasing and disposing of net lease office assets • Initially spun out of W. P. Carey in 2023, NLOP’s portfolio consisted of 59 net lease office properties, with annualized base rent (ABR) of ~$145 million, almost all of which were located in the U.S. • Since inception, NLOP has successfully disposed of 27 properties with $52 million of ABR and today has a portfolio of 32 properties with $73 million of ABR • Excess proceeds from dispositions completed to date have primarily been used to fully repay $455 million of debt originated at spin and for special cash distributions

3 0.0% 180.3% Nov-23 Mar-24 Jul-24 Nov-24 Mar-25 Jul-25 Nov-25 NLOP Price Performance Continued Execution of Stated Plan Jan. 2024 Sales of four properties totaling $43 million announced. May 2024 Sales of three properties totaling $132 million announced. Jun. 2024 Sales of two properties totaling $61 million announced. Aug. 2024 Sale of one property for $72 million announced. Jan. 2025 Repayment in full of J.P. Morgan senior secured mortgage and sales of five properties totaling $43 million announced. Apr. 2025 Repayment in full of J.P. Morgan mezzanine loan and sales of two properties totaling $10 million announced. Note: Market data as of November 6, 2025. Nov. 2023 NLOP begins trading regular way on NYSE. Aug. 2025 Special cash distribution totaling $3.10 per share ($46 million) announced. Dec. 2023 Cash and stock distribution totaling $0.34 per share ($5 million) announced.

4 NLOP Business Plan Progression # of Properties 59 32 Total Square Footage 9 MM 5 MM Number of Tenants 62 36 ABR ($MM) $145 $73 WALT (1) 5.7 years 4.3 years Geography (US / Europe) (1) 89% / 11% 100% / -- % JPM Senior Loan $335 MM $ -- JPM Mezzanine Loan $120 MM $ -- Existing Mortgage Debt $168 MM $47 MM Wtd. Avg. Interest Rate 9.6% 8.2% (1) Figures are based on September 30, 2023 and September 30, 2025 ABR, respectively. P o rt fo lio B a la n c e S h e e t At Spin Today ST. PETERSBURG, FL CORALVILLE, IA

Leasing Activity

Lease Renewals and Extensions

Dollars in thousands. Pro rata. As of September 30, 2025.

Tenant / Lease Guarantor	Property Location	Square Footage	Prior ABR	New ABR [1]	Rent Recapture	Expected TIs	LCs	Incremental Term
BCBSM (2 properties)	Eagan, MN	347,472	$5,041	$4,663	92.5%	$1,624	$ --	10.0 years
Nokia	Krakow, Poland	53,400	1,096	829	75.6%	995	--	5.0 years
Merative	Hartland, WI	81,082	909	669	73.6%	1,650	559	10.0 years
Northrop Grumman	Plymouth, MN	191,336	3,821	2,679	70.1%	--	--	5.0 years
Caremark [2]	Chandler, AZ	65,860	1,839	1,645	89.5%	--	415	5.4 years
Charter	Bridgeton, MO	78,080	820	859	104.8%	--	--	5.0 years
S&ME	Raleigh, NC	31,120	430	545	126.7%	1,556	305	12.4 years
Pioneer Credit [3]	Moorestown, NJ	30,000	527	540	102.5%	--	--	1.5 years
Lincoln Technical [3]	Moorestown, NJ	35,567	397	391	98.5%	--	--	5.0 years
Google [4]	Venice, CA	67,681	3,018	3,108	103.0%	--	357	5.0 years
JPMorgan	Tampa, FL	104,565	1,321	1,864	141.1%	--	576	3.0 years
MISO Inc. [5]	Eagan, MN	60,463	1,148	937	81.6%	--	605	10.0 years
North American Lighting, Inc.	Farmington Hills, MI	75,286	1,084	979	90.3%	3,171	541	15.0 years
Total / Wtd. Avg. [6]		**1,221,912**	**$21,451**	**$19,708**	**91.9%**	**$8,996**	**$3,358**	**7.0 years**

New Leases

Dollars in thousands. Pro rata. As of September 30, 2025.

Tenant / Lease Guarantor	Property Location	Square Footage	Number of Leases	New ABR [1]		Expected TIs	LCs	New Term
Phoenix Data Systems [7]	Southfield, MI	6,431	1	$72		$ --	$ --	5.0 years
CT Logic [7]	Southfield, MI	1,668	1	24		--	--	3.0 years
Total / Wtd. Avg. [6]		**8,099**	**2**	**$96**		**$ --**	**$ --**	**4.5 years**

Note: Excludes lease extensions for a period of one year or less.
(1) New lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.
(2) Reflects a reduction in square footage leased by the tenant.
(3) Pioneer Credit Recovery, Inc. and Lincoln Technical Institute, Inc. are tenants at our multi-tenant property in Moorestown, New Jersey.
(4) Lease renewal period commenced on November 1, 2025.
(5) New rent commences in March 2026.
(6) Weighted average refers to the incremental and new lease terms.
(7) Phoenix Data Systems and CT Logic were tenants at our multi-tenant property in Southfield, Michigan, prior to that property's disposition in December 2024.

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Asset Sale Summary

Dollars in thousands. Pro rata. As of September 30, 2025.

	Tenant / Lease Guarantor	Primary Tenant Industry	Property Location	ABR (1)	Gross Sales Proceeds	Square Footage	Closing Date
1	Raytheon	Aerospace & Defense	Tucson, AZ	$1,978	$24,575	143,650	Dec-23
2	Carhartt	Apparel, Accessories & Luxury	Dearborn, MI	748	9,806	58,722	Dec-23
3	BCBSM	Managed Health Care	Eagan, MN	298	2,500	29,916	Dec-23
4	AVL	Auto Parts & Equipment	Plymouth, MI	575	6,200	70,000	Dec-23
5	Undisclosed (2)	Property & Casualty Insurance	Newport, United Kingdom	1,761	10,497	80,664	Jan-24
6	Total E&P Norge (2)	Oil & Gas Exploration & Production	Stavanger, Norway	5,185	33,072	275,725	Mar-24
7	Exelon (3)	Electric Utilities	Warrenville, IL	2,935	19,830	146,745	Apr-24
8	Vacant (formerly AVT) (3)	N/A	Tempe, AZ	--	13,160	132,070	Apr-24
9	FedEx	Air Freight & Logistics	Collierville, TN	5,491	62,500	390,380	Apr-24
10	DMG MORI SEIKI U.S.A.	Industrial Machinery	Hoffman Estates, IL	2,458	35,984	104,598	Apr-24
11/12	BCBSM (2 properties)	Managed Health Care	Eagan, MN	4,663	60,700	347,472	Jun-24
13	CVS	Healthcare Services	Scottsdale, AZ	4,252	71,500	354,888	Aug-24
14	Xileh	Multi-Sector Holdings	Auburn Hills, MI	711	9,000	55,490	Sep-24
15	E. On UK (2)	Internet Retail	Houghton le Spring, United Kingdom	3,819	3,924	217,339	Oct-24
16	Vacant (formerly BCBSM)	N/A	Eagan, MN	--	11,650	227,666	Nov-24
17	Merative	IT Consulting & Other Services	Hartland, WI	669	6,750	81,082	Dec-24
18	Charter	Cable & Satellite	Bridgeton, MO	820	7,350	78,080	Dec-24
19	Caremark	Health Care Services	Chandler, AZ	1,645	15,000	183,000	Dec-24
20	Cofinity / Aetna	Multi-line Insurance	Southfield, MI	1,833	2,500	94,453	Dec-24
21	Emerson	Industrial Machinery	Houston, TX	1,108	4,180	52,144	Mar-25
22	Nokia (2)	Communications Equipment	Krakow, Poland	779	5,595	53,400	Mar-25
23	Vacant (formerly McKesson)	N/A	The Woodlands, TX	--	16,300	204,063	May-25
24	JPMorgan	Diversified Banks	Tampa, FL	3,053	25,180	176,150	Jul-25
25	Acosta	Advertising	Jacksonville, FL	1,541	10,550	88,062	Aug-25
26	Siemens (2)(3)	Industrial Conglomerates	Oslo, Norway	4,842	45,694	165,905	Sep-25
27	MISO	Electric Utilities	Eagan, MN	1,148	11,500	60,463	Sep-25
	Total			**$52,312**	**$525,497**	**3,872,127**	

22
U.S. Properties

5
European Properties

$525 Million
Gross Sales Proceeds

(1) ABR is pro forma for any agreed to and signed future rent restructurings.
(2) Amount reflects the applicable exchange rate on the date of the transaction.
(3) NLOP transferred ownership of these properties and the related non-recourse mortgage loans to the respective mortgage lender or buyer (as applicable). Gross proceeds from these dispositions represent the mortgage principal outstanding on the respective dates of transfer.

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Remaining Portfolio

Dollars in thousands. Pro rata. As of September 30, 2025.

	Tenant / Lease Guarantor	Primary Tenant Industry	Property Location	ABR	Square Footage (1)
1	KBR (2)(3)	Construction & Engineering	Houston, TX	$21,288	1,064,788
2	JPMorgan	Diversified Banks	Fort Worth, TX	4,850	386,154
3	Thermo Fisher Scientific	Pharmaceuticals	Morrisville, NC	4,063	219,812
4	Omnicom	Advertising	Playa Vista, CA	3,961	120,000
5	R.R. Donnelley	Commercial Printing	Warrenville, IL	3,461	167,215
6	Iowa Board of Regents (4)	Government Related Services	Coralville, IA	3,254	191,700
7	Google	Internet Software & Services	Venice, CA	3,018	67,681
8	Northrop Grumman	Aerospace & Defense	Plymouth, MN	2,679	191,336
9	Intuit	Internet Software & Services	Plano, TX	2,577	166,033
10	Cohesity	Systems Software	Roseville, MN	2,255	136,125
11	Cenlar	Regional Banks	Yardley, PA	2,105	105,584
12	iHeartCommunications	Broadcasting	San Antonio, TX	2,050	120,147
13	JPMorgan (2)(3)	Diversified Banks	Tampa, FL	1,934	135,733
14	Arbella	Property & Casualty Insurance	Quincy, MA	1,850	132,160
15	ICF	IT Consulting & Other Services	Martinsville, VA	1,830	93,333
16	Safelite	Specialized Consumer Services	Rio Rancho, NM	1,527	94,649

(1) Excludes 570,999 of operating square footage for a parking garage associated with the KBR, Inc. property in Houston, Texas.
(2) Denotes multi-tenant property. Primary tenant generating largest percentage of ABR shown. Industry is for primary tenant.
(3) Denotes leased property that is not 100% occupied.
(4) NLOP owns a 90% controlling interest in this consolidated property.

Houston, TX Office

601 Jefferson Street	
Primary Tenant (1)	KBR
Total Square Footage (2)	1,064,788
Number of Tenants	9
Occupancy	91.4%
ABR ($MM)	$21.3
3Q25 Annualized Cash NOI ($MM) (3)(4)	$19.6
WALT	4.6
Parking Garage	
Total Square Footage	570,999
3Q25 Annualized Cash NOI ($MM)	$0.6



(1) This is a multi-tenant property. Primary tenant, KBR, generating largest percentage of ABR shown.
(2) Excludes 570,999 of operating square footage for a parking garage associated with the property.
(3) Excludes $0.6MM of last quarter annualized operating cash net operating income (NOI) for a parking garage associated with the property.
(4) For the three months ended September 30, 2025, the KBR property generated Lease revenues of $6.9 million, Reimbursable tenant costs of $(2.1) million, and Property expenses, excluding reimbursable tenant costs of $(0.8) million. These amounts exclude the impact of certain non-cash items totaling $0.9 million.

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Remaining Portfolio (continued)

Dollars in thousands. Pro rata. As of September 30, 2025.

	Tenant / Lease Guarantor	Primary Tenant Industry	Property Location	ABR	Square Footage
17	Master Lock [3][4]	Building Products	Oak Creek, WI	1,466	120,883
18	Securitas Electronic [1][2]	Electronic Equipment & Instruments	Plymouth, MN	1,218	182,250
19	Radiate	Cable & Satellite	San Marcos, TX	1,101	47,000
20	NA Lighting [5]	Auto Parts & Equipment	Farmington Hills, MI	1,084	75,286
21	Arcfield	Aerospace & Defense	King of Prussia, PA	1,000	88,578
22	Pioneer Credit [1]	Diversified Support Services	Moorestown, NJ	931	65,567
23	APCO	Property & Casualty Insurance	Norcross, GA	631	50,600
24	Undisclosed	Industrial Gases	Houston, TX	629	49,821
25	S&ME	Environmental & Facilities Services	Raleigh, NC	544	31,120
26	Radiate	Cable & Satellite	Waco, TX	484	30,699
27	Radiate	Cable & Satellite	Corpus Christi, TX	363	20,717
28	Radiate	Cable & Satellite	Odessa, TX	242	21,193
29	Radiate	Cable & Satellite	San Marcos, TX	217	14,400
30	Vacant (fmr. BCBSM) [3]	N/A	Eagan, MN	–	442,542
31	Vacant (fmr. Bankers) [3]	N/A	St. Petersburg, FL	–	167,581
32	Vacant (fmr. BCBSM) [3]	N/A	Eagan, MN	–	12,286
	Total			**$72,612**	**4,812,973**


PLAYA VISTA, CA

(1) Denotes multi-tenant property. Primary tenant generating largest percentage of ABR shown. Industry is for primary tenant.
(2) Denotes leased property that is not 100% occupied.
(3) Denotes property that is vacant as of the date of this report.
(4) In September 2025, NLOP entered into a lease termination agreement with the tenant to terminate the lease on October 31, 2025 (the previous lease expiration date was May 31, 2032). In connection with the agreement, the tenant paid NLOP a lease termination fee of $13.0 million in October 2025.
(5) In September 2025, NLOP entered into a lease amendment with the tenant to extend the term beyond its prior lease expiration of March 2026. Rent will reset to $1.0 million effective April 2026, with 2.50% annual rent increases beginning April 2027.

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